UJB FINANCIAL CORP.                                                                                      Exhibit (99)B
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
                                                                            Nine Months Ended   Three Months Ended
                                                                              September 30,       September 30,
                                                                            -----------------   -----------------
                                                                              1995    1994*       1995     1994
                                                                            -------- --------   -------- --------
Interest Income
  Interest and fees on loans                                               $623,270 $510,472   $211,846 $183,004
  Interest on investment securities:
      Taxable                                                               161,718  140,867     52,212   55,413
      Tax-exempt                                                             15,277   17,175      4,614    5,911
  Interest on investment securities available for sale                       13,301   30,442      6,117    3,651
  Interest on Federal funds sold and securities
    purchased under agreements to resell                                      2,603      255      1,085       12
  Interest on trading account securities                                      1,320      557        539      120
  Interest on deposits with banks                                               510      434        135      174
                                                                            -------- --------   -------- --------
      Total interest income                                                 817,999  700,202    276,548  248,285
Interest Expense
  Interest on savings and time deposits                                     239,057  173,752     84,731   59,767
  Interest on commercial certificates of deposit
    $100,000 and over                                                        18,860    8,256      5,667    3,648
  Interest on borrowed funds                                                 75,808   62,890     23,494   25,887
                                                                            -------- --------   -------- --------
      Total interest expense                                                333,725  244,898    113,892   89,302
                                                                            -------- --------   -------- --------
      Net interest income                                                   484,274  455,304    162,656  158,983
  Provision for loan losses                                                  48,750   55,500     18,000   18,500
                                                                            -------- --------   -------- --------
      Net interest income after provision for loan losses                   435,524  399,804    144,656  140,483
Non-Interest Income
  Service charges on deposit accounts                                        49,665   48,474     17,442   16,093
  Service and loan fee income                                                20,707   20,082      7,173    7,522
  Trust income                                                               16,421   16,410      5,698    5,324
  Investment securities gains (losses)                                        5,205    1,846        980       58
  Trading account gains                                                         777      522        235      434
  Other                                                                      37,399   33,109     13,547   11,328
                                                                            -------- --------   -------- --------
      Total non-interest income                                             130,174  120,443     45,075   40,759
Non-Interest Expenses
  Salaries                                                                  146,639  135,521     49,795   46,312
  Pension and other employee benefits                                        47,072   41,721     15,161   14,292
  Occupancy, net                                                             39,329   38,492     13,165   12,363
  Furniture and equipment                                                    37,965   36,170     12,832   12,130
  FDIC assessment                                                            13,710   20,815         32    6,989
  Other real estate owned expenses                                            5,779   14,467      2,063    4,902
  Advertising and public relations                                            8,585    8,039      2,721    2,523
  Other                                                                      72,139   70,925     25,271   22,121
                                                                            -------- --------   -------- --------
      Total non-interest expenses                                           371,218  366,150    121,040  121,632
                                                                            -------- --------   -------- --------
      Income before income taxes                                            194,480  154,097     68,691   59,610
  Federal and state income taxes                                             70,118   56,539     24,652   21,039
                                                                            -------- --------   -------- --------
      Income before cumulative effect of a change in accounting principle   124,362   97,558     44,039   38,571
  Cumulative effect of a change in accounting principle                           -   (1,731)         -        -
                                                                            -------- --------   -------- --------
      Net Income                                                           $124,362 $ 95,827   $ 44,039 $ 38,571
                                                                            ======== ========   ======== ========
Net Income Per Common Share:
      Income before cumulative effect of a change in accounting principle  $   2.20 $   1.76   $   0.76 $   0.70
Cumulative effect of a change in accounting principle                             -    (0.03)         -        -
                                                                            -------- --------   -------- --------
     Net Income Per Common Share                                           $   2.20 $   1.73   $   0.76 $   0.70
                                                                            ======== ========   ======== ========
Average Common Shares Outstanding (in thousands)                             55,946   54,604     57,302   54,797

                                                                            ======== ========   ======== ========
       Certain prior period amounts have been reclassified for comparative purposes.
  *    Effective January 1994, the company adopted SFAS No. 112, Accounting for Postemployment Benefits.

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